Exhibit 16.1

June 25, 2008

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549-7561

Re: Sino Charter Inc.
Commission File Number 000-53155

Dear Sirs:

We have read Item 4.01 of Sino Charter Inc.’s Form 8-K dated June 23, 2008, and have the following comments:

1.	We agree with the statements made in the first, second, third and fifth paragraphs.

2.	We have no basis on which to agree or disagree with the statements made in the fourth, sixth and seventh paragraphs.

Sincerely,

WILLIAMS & WEBSTER, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington